UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]      Filed by a Party other than the Registrant [ ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]  Definitive  Proxy  Statement

[ ]  Definitive  Additional  Materials

[X]  Soliciting  Material  Pursuant  to  Sec.240.14a-12


                      ADAIR INTERNATIONAL OIL AND GAS, INC.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No  fee  required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)     Title  of  each  class  of  securities to which transaction applies:

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     2)     Aggregate  number  of  securities  to  which  transaction  applies:

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     3)     Per  unit  price  or  other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)     Proposed  maximum  aggregate  value  of  transaction:

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     5)     Total  fee  paid:

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[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount  Previously  Paid:

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     2)     Form,  Schedule  or  Registration  Statement  No.:

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     3)     Filing  Party:

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     4)     Date  Filed:

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Monday  July  08,  2002

Press  Release

SOURCE:  Adair  International  Oil  and  Gas  Inc.

ADAIR  INTERNATIONAL  OIL  AND  GAS  INC.
ANNOUNCES  CHANGE  IN  THE  DATE  OF  ITS
2002  ANNUAL  SHAREHOLDERS  MEETING

HOUSTON--(BUSINESS WIRE)--July 8, 2002--John W. Adair, chairman and CEO of Adair International Oil and Gas Inc. (OTCBB:AIGI - News), announced today that the date of its 2002 Annual Shareholders Meeting has been changed. The Meeting, which was previously scheduled to be held on July 15, 2002, will be held on Friday, July 26, 2002 at 9:00 a.m. Houston, Texas time, in the Chase Center Auditorium (Downtown), 610 Travis, Houston, Texas 77002. The record date for the meeting, which was not changed, is the close of business on Monday June 17, 2002.

Mr. Adair said that the meeting is being postponed to allow additional time within which to solicit proxies for vote at the meeting. Making the announcement, Mr. Adair said:

     "Because of the pending proxy fight, this Shareholders Meeting is profoundly important to our company. The Board of Directors wants to insure that the most complete and accurate information possible is made available to each and every shareholder. The Board also wants to afford to each shareholder adequate time to digest the competing proxy materials and to make an informed decision. Toward that end, the Board concluded that the benefits to the shareholders and the Company would outweigh any inconvenience from a short delay".

Mr. Adair also confirmed that the previously announced candidates for the Board of Directors, John W. Adair, Jalal Alghani and Dr. John Eftekhar, Ph.D., will continue to stand for election at the rescheduled Meeting.

Mr. Adair concluded the announcement by saying that "The Board of Directors apologizes for any inconvenience this change may cause to our fellow shareholders. However, we are confident that all shareholders will agree with us that the importance of this Meeting to the future of our Company dictates that we proceed with all deliberation. The Board is satisfied this postponement contributes to that end."



THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 11,315,101 SHARES (7.72%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 12,244.005 SHARES (8.35%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND


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SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK
PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS AND DR. JOHN EFTEKHAR. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION ARE AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.
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Contact:

     Adair International Oil and Gas Inc., Houston
     John W. Adair, 713/621-8241


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